Exhibit 99.1

Stitch Fix Announces Third Quarter of Fiscal Year 2024 Financial Results

SAN FRANCISCO, June 4, 2024 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ: SFIX), the trusted online personal styling service, today announced its financial results for the third quarter of fiscal 2024, ended April 27, 2024.
“At Stitch Fix, we are on a mission to help people discover the styles they will love that fit perfectly so they always look and feel their best, and this commitment is at the heart of our transformation,” said Matt Baer, Chief Executive Officer, Stitch Fix. “Our Q3 revenue and adjusted EBITDA exceeded our expectations, which we believe signals that our transformation efforts are beginning to work. While we are still in early days, I am confident that our strategic focus on strengthening our foundation and reimagining the client experience will put us on the right path to deliver sustainable, profitable growth in the future.”
During the first quarter of fiscal 2024, we ceased operations of our UK business and met the accounting requirements for reporting the UK business as a discontinued operation. Accordingly, our unaudited condensed consolidated financial statements reflect the results of the UK business as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures below relate to our continuing operations.
Third Quarter Fiscal 2024 Key Metrics and Financial Highlights
•Net revenue of $322.7 million, a decrease of 16% year-over-year.
•Active clients of 2,633,000, a decrease of 172,000, or 6%, quarter-over-quarter; and a decrease of 655,000, or 20%, year-over-year.
•Net revenue per active client (“RPAC”) of $525, an increase of 2% year-over-year.
•Gross margin of 45.5%, an increase of 280 basis points year-over-year, which reflects improved product margins and transportation leverage.
•Net loss from continuing operations of $22.0 million and diluted loss per share from continuing operations of $0.18.
•Adjusted EBITDA of $6.7 million, which reflects continued cost management discipline.
•Free cash flow was $18.9 million in the third fiscal quarter.
•We ended the quarter with $244.5 million of cash, cash equivalents, and investments; and no debt.
Financial Outlook
Our financial outlook for our continuing operations for the fourth quarter of fiscal 2024 ending August 3, 2024, is as follows:

Q4 2024
Net Revenue	$312 million - $322 million	(14)% - (12)% YoY
(21)% - (19)% YoY adjusted to a 13-week period (1)
Adjusted EBITDA	$5 million - $10 million	1.6% - 3.1% margin
(1) Fourth quarter of fiscal 2024 net revenue from continuing operations has been adjusted to remove the impact of the extra week for year-over-year comparative purposes.
Our fiscal year is a 52-week or 53-week period ending on the Saturday closest to July 31. The fiscal year 2023 was a 52-week year and the fiscal year 2024 is a 53-week year, with the extra week occurring in the fourth quarter ending August 3, 2024.

Our financial outlook for our continuing operations for fiscal year 2024, which includes the 53rd week, is as follows:

Fiscal Year 2024
Net Revenue	$1.33 billion - $1.34 billion	(16)% - (16)% YoY
(18)% - (17)% YoY adjusted to a 52-week period (1)
Adjusted EBITDA	$25 million - $30 million	1.9% - 2.2% margin

(1) Full fiscal year 2024 net revenue from continuing operations has been adjusted to remove the impact of the 53rd week for year-over-year comparative purposes.
Stitch Fix has not reconciled its Adjusted EBITDA from continuing operations outlook to GAAP net income (loss) from continuing operations because it does not provide an outlook for GAAP net income (loss) from continuing operations due to the uncertainty and potential variability of restructuring and other one-time costs related to continuing operations, net other income (expense), provision for income taxes, and stock-based compensation expense, which are reconciling items between Adjusted EBITDA from continuing operations and GAAP net income (loss) from continuing operations. Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss) from continuing operations. For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
In the fourth quarter of fiscal 2024, we reviewed our right-of-use lease asset associated with our San Francisco headquarters for impairment due to our intended change in use of the space. Based on the preliminary analysis completed to date, we expect to record a non-cash impairment charge in the range of $15 million to $20 million during the three months ending August 3, 2024 to reduce the carrying value of the operating lease right-of-use asset to its estimated fair market value.
Conference Call and Webcast Information
Matt Baer, Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register.vevent.com/register/BIe26aa9bd7a9640ad99317def4d55bb0b
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix (NASDAQ: SFIX) is the leading online personal styling service that helps people discover the styles they will love that fit perfectly so they always look - and feel - their best. Few things are more personal than getting dressed, but finding clothing that fits and looks great can be a challenge. Stitch Fix solves that problem. By pairing expert stylists with best-in-class AI and recommendation algorithms, the company leverages its assortment of exclusive and national brands to meet each client's individual tastes and needs, making it convenient for clients to express their personal style without having to spend hours in stores or sifting through endless choices online. Stitch Fix, which was founded in 2011, is headquartered in San Francisco. For more information, please visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call, and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the fourth quarter and full fiscal year of 2024; that the execution of our strategy and priorities will enable us to achieve long-term, sustainable, and profitable growth and positive free cash flow; that our foundational efforts will continue to increase wallet share and improve profitability; that our healthy balance sheet combined with our enviable order economics will enable us to invest in the areas of the business that will drive sustainable, profitable growth in the future; our ability to achieve the expected annualized contribution margin impact from our pricing architecture work; that our AI inventory tool will increase the productivity of our inventory while delivering clients the styles they will love; that optimization of our marketing and the re-imagination of our client experience will help us acquire, retain, and reactivate highly engaged clients over time; the timing of our experience updates; that the work we are doing across merchandising, pricing, client analytics, transportation, and operations will provide opportunities to invest in areas that will drive sustainable, profitable growth in the future; our expectations regarding Average Order Value (AOV), Keep Rate and Average Unit Retail (AUR) for the remainder of the fiscal year; our expectations regarding warehouse costs, transportation costs, gross margin, inventory levels, and advertising spend. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 29, 2023. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	April 27, 2024	July 29, 2023
Assets
Current assets:
Cash and cash equivalents	$196,507	$239,437
Short-term investments	47,998	18,161
Inventory, net	114,467	130,548
Prepaid expenses and other current assets	25,446	27,692
Current assets, discontinued operations	864	9,623
Total current assets	385,282	425,461
Property and equipment, net	57,636	79,757
Operating lease right-of-use assets	89,099	104,533
Other long-term assets	4,653	2,681
Long-term assets, discontinued operations	294	2,046
Total assets	$536,964	$614,478
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$99,242	$96,730
Operating lease liabilities	26,791	28,210
Accrued liabilities	65,009	69,893
Gift card liability	10,013	10,328
Deferred revenue	10,328	11,366
Other current liabilities	8,328	8,802
Current liabilities, discontinued operations	138	12,782
Total current liabilities	219,849	238,111
Operating lease liabilities, net of current portion	105,115	125,418
Other long-term liabilities	3,111	3,639
Total liabilities	328,075	367,168
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	670,182	615,236
Accumulated other comprehensive income (loss)	(498)	527
Accumulated deficit	(430,755)	(338,413)
Treasury stock at cost	(30,042)	(30,042)
Total stockholders’ equity	208,889	247,310
Total liabilities and stockholders’ equity	$536,964	$614,478

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	April 27, 2024	April 29, 2023	April 27, 2024	April 29, 2023
Revenue, net	$322,731	$383,419	$1,017,918	$1,227,782
Cost of goods sold	175,753	219,744	568,357	713,041
Gross profit	146,978	163,675	449,561	514,741
Gross margin	45.5%	42.7%	44.2%	41.9%
Selling, general, and administrative expenses	171,818	184,195	541,100	647,079
Operating loss	(24,840)	(20,520)	(91,539)	(132,338)
Interest income	3,002	2,434	7,923	3,814
Other income (expense), net	(9)	(203)	980	(1,043)
Loss before income taxes	(21,847)	(18,289)	(82,636)	(129,567)
Provision for income taxes	170	132	508	450
Net loss from continuing operations	(22,017)	(18,421)	(83,144)	(130,017)
Net income (loss) from discontinued operations, net of income taxes	689	(3,404)	(9,198)	(13,297)
Net loss	$(21,328)	$(21,825)	$(92,342)	$(143,314)
Other comprehensive income (loss):
Change in unrealized loss on available-for-sale securities, net of tax	(66)	732	104	1,487
Foreign currency translation	—	519	(1,129)	1,408
Total other comprehensive income (loss), net of tax	(66)	1,251	(1,025)	2,895
Comprehensive loss	$(21,394)	$(20,574)	$(93,367)	$(140,419)
Loss per share from continuing operations, attributable to common stockholders:
Basic	$(0.18)	$(0.16)	$(0.70)	$(1.14)
Diluted	$(0.18)	$(0.16)	$(0.70)	$(1.14)
Income (loss) per share from discontinued operations, attributable to common stockholders:
Basic	$0.01	$(0.03)	$(0.08)	$(0.12)
Diluted	$0.01	$(0.03)	$(0.08)	$(0.12)
Loss per share attributable to common stockholders:
Basic	$(0.18)	$(0.19)	$(0.78)	$(1.26)
Diluted	$(0.18)	$(0.19)	$(0.78)	$(1.26)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	121,268,047	115,445,285	118,986,077	113,911,089
Diluted	121,268,047	115,445,285	118,986,077	113,911,089

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Nine Months Ended
	April 27, 2024	April 29, 2023
Cash Flows from Operating Activities from Continuing Operations
Net loss from continuing operations	$(83,144)	$(130,017)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Change in inventory reserves	(12,929)	(12,194)
Stock-based compensation expense	59,911	78,423
Depreciation, amortization, and accretion	36,462	31,328
Asset impairment	—	16,874
Other	(675)	1,517
Change in operating assets and liabilities:
Inventory	29,010	58,486
Prepaid expenses and other assets	249	8,163
Income tax receivables	—	26,640
Operating lease right-of-use assets and liabilities	(6,288)	(1,102)
Accounts payable	2,450	(17,053)
Accrued liabilities	(2,684)	(12,640)
Deferred revenue	(1,038)	(848)
Gift card liability	(315)	342
Other liabilities	(1,002)	2,761
Net cash provided by operating activities from continuing operations	20,007	50,680
Cash Flows from Investing Activities from Continuing Operations
Proceeds from sale of property and equipment	308	842
Purchases of property and equipment	(10,259)	(14,864)
Purchases of securities available-for-sale	(47,893)	(258)
Sales of securities available-for-sale	—	6,524
Maturities of securities available-for-sale	18,295	44,056
Net cash provided by (used in) investing activities from continuing operations	(39,549)	36,300
Cash Flows from Financing Activities from Continuing Operations
Proceeds from the exercise of stock options, net	—	155
Payments for tax withholdings related to vesting of restricted stock units	(11,393)	(10,421)
Other	(424)	(117)
Net cash used in financing activities from continuing operations	(11,817)	(10,383)
Net increase (decrease) in cash and cash equivalents from continuing operations	(31,359)	76,597
Cash Flows from Discontinued Operations
Net cash used in operating activities from discontinued operations	(10,453)	(13,938)
Net cash used in investing activities from discontinued operations	—	(760)
Net cash used in financing activities from discontinued operations	(171)	(296)
Net decrease in cash and cash equivalents from discontinued operations	(10,624)	(14,994)
Effect of exchange rate changes on cash and cash equivalents	(947)	1,037
Net increase (decrease) in cash and cash equivalents	(42,930)	62,640
Cash and cash equivalents at beginning of period	239,437	130,935
Cash and cash equivalents at end of period	$196,507	$193,575
Supplemental Disclosure
Cash paid for income taxes	$1,236	$787
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,236	$1,577
Capitalized stock-based compensation	$3,687	$4,774

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA from continuing operations (“Adjusted EBITDA”) is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between continuing operations of companies. We believe free cash flow from continuing operations (“Free Cash Flow”) is an important metric because it represents a measure of how much cash from continuing operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•Adjusted EBITDA excludes interest income and net other (income) expense as these items are not components of our core business;
•Adjusted EBITDA does not reflect our provision for income taxes, which may increase or decrease cash available to us;
•Adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•Adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs attributable to our continuing operations that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows; and
•Free Cash Flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define Adjusted EBITDA as net loss from continuing operations excluding interest income, net other (income) expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs related to our continuing operations. The following table presents a reconciliation of net loss from continuing operations, the most comparable GAAP financial measure, to Adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
(in thousands)	April 27, 2024	April 29, 2023	April 27, 2024	April 29, 2023
Net loss from continuing operations	$(22,017)	$(18,421)	$(83,144)	$(130,017)
Add (deduct):
Interest income	(3,002)	(2,434)	(7,923)	(3,814)
Other (income) expense, net	9	203	(980)	1,043
Provision for income taxes	170	132	508	450
Depreciation and amortization (1)	8,443	9,654	27,283	28,742
Stock-based compensation expense	18,944	22,032	59,911	78,423
Restructuring and other one-time costs (2)	4,134	2,080	24,103	42,977
Adjusted EBITDA	$6,681	$13,246	$19,758	$17,804
(1) For the three and nine months ended April 27, 2024, depreciation and amortization excluded $1.6 million and $9.2 million reflected in “Restructuring and other one-time costs.” For the nine months ended April 29, 2023, depreciation and amortization excluded $1.8 million reflected in “Restructuring and other one-time costs.”
(2) Restructuring charges for the three and nine months ended April 27, 2024, were $4.8 million and $21.2 million, respectively. Restructuring charges for the three and nine months ended April 29, 2023, were $1.7 million and $37.2 million, respectively.

Free Cash Flow
We define Free Cash Flow as net cash flows provided by (used in) operating activities from continuing operations, reduced by purchases of property and equipment that are included in cash flows from investing activities from continuing operations. The following table presents a reconciliation of net cash flows provided by (used in) operating activities from continuing operations, the most comparable GAAP financial measure, to Free Cash Flow for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
(in thousands)	April 27, 2024	April 29, 2023	April 27, 2024	April 29, 2023
Free Cash Flow reconciliation:
Net cash provided by operating activities from continuing operations	$21,743	$29,897	$20,007	$50,680
Deduct:
Purchases of property and equipment from continuing operations	(2,832)	(3,466)	(10,259)	(14,864)
Free Cash Flow	$18,911	$26,431	$9,748	$35,816
Net cash provided by (used in) investing activities from continuing operations	$(48,113)	$32,601	$(39,549)	$36,300
Net cash used in financing activities from continuing operations	$(3,087)	$(3,626)	$(11,817)	$(10,383)
Operating Metrics

(in thousands)	April 27, 2024	January 27, 2024	October 28, 2023	July 29, 2023	April 29, 2023
Active clients	2,633	2,805	2,989	3,121	3,288
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period. Net revenue per active client was $525 and $516 as of April 27, 2024, and April 29, 2023, respectively.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com